SOLAR INTEGRATED ROOFING CORPORATION

UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS IN LIEU OF SPECIAL MEETING

June 11, 2021

The undersigned, constituting the sole members of the Board of Directors (the “Board”) of Solar Integrated Roofing Corporation, a Nevada corporation (the “Corporation”), do hereby consent to the corporate actions specified below and adopt, approve and ratify the following resolutions by unanimous written consent pursuant to the provisions of Section 78.315(2) of the Nevada Revised Statutes (“NRS”) all applicable laws of the State of Nevada in lieu of a special meeting:

WHEREAS, the Articles of Incorporation of the Corporation, as amended (the “Articles”) authorize the issuance of up to 1 shares of Stock (the “Series C Preferred”); and

WHEREAS, the Articles authorize the issuance of up to 40 shares of Series D Preferred Stock (the “Series D Preferred”); and

WHEREAS, the designations, rights and preferences for the Series C Preferred and Series D Preferred had not been filed with the Articles;

WHEREAS, the Board desires, and has determined it to be in the best interests of the shareholders, to acquire Enerev, LLC from T3 Investing, LLC pursuant to the Agreement and Plan of Merger dated as of January 21, 2021 whereby Company acquired Enerev LLC in exchange for, among other things 1 share of Series C Preferred (the “Series C Preferred Issuance”); and

WHEREAS, the Board desires, and has determined it to be in the best interests of the shareholders, to acquire Kinetic Investments Inc. dba Future Home Power (“FHP”) pursuant to the Agreement and Plan of Merger dated as of June 1, 2021 whereby Company acquired FHP in exchange for, among other things 40 shares of Series D Preferred (the “Series D Preferred Issuance”); and

WHEREAS, in connection with the before mentioned acquisitions, the parties thereto have agreed that the Series C and Series D Preferred shall have the designations, rights and preferences substantially in the form set forth, respectively, in Exhibit A (the “Series B Preferred Designations”) and Exhibit B (the “Series D Preferred Designations”) attached hereto.

WHEREAS, the Board desires to amend the Articles (the “Amendment to Articles”), pursuant to the authority granted to the Board in the Articles, to include the Series C Preferred Designations and Series D Preferred Designations.

NOW, THEREFORE, IT IS HEREBY

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Articles and by-laws of the Corporation, each as amended or amended and restated through the date hereof, the Series C Preferred Designations and the Series D Preferred Designations, be, and they hereby are, authorized and approved; and be it further

RESOLVED, that the filing of the Amendment to Articles with the Secretary of State of the State of Nevada be, and it hereby is, authorized and approved; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to make all arrangements, to do and perform all such acts and things and to execute and deliver or file, in the name and on behalf of the Corporation, all such instruments, reports, notices, consents, waivers, certificates and other documents, as, and in accordance with such timing, they may deem necessary or appropriate to effectuate the foregoing resolutions (such determination to be conclusively, but not exclusively, evidenced by the taking of such actions or by the execution of such instruments, reports and documents); and be it further

RESOLVED, that any action taken by any director, officer, employee or agent of the Corporation on or prior to the date hereof in furtherance of any of the foregoing matters, including without limitation, the Series C Preferred Issuance be, and each such action hereby is, approved, ratified and confirmed in all respects as the action and deed of the Corporation; and be it further

RESOLVED, that the various members of the Board may execute this unanimous written consent in one or more counterparts, all of which counterparts, when taken together, shall constitute one document; and be it further

RESOLVED, that this unanimous written consent of the Board shall be filed with the minutes of meetings of the Board and shall be treated for all purposes as action taken at a meeting.

[-Signature page follows-]

The undersigned, by affixing his signature hereto, do hereby consent to, authorize and approve the foregoing actions in their capacity as the directors of Solar Integrated Roofing Corporation, as of the date first written above.

Exhibit A

DESIGNATIONS, PREFERENCES AND RIGHTSOF SERIES C PREFERRED STOCK,

$0.00001 PAR VALUE PER SHARE

I.DESIGNATION AND AMOUNT: DIVIDENDS

A.Designation. The designation of said series of preferred stock shall be Series C Convertible Preferred Stock, $0.00001 par value per share (the "Series C Preferred").

B.Number of Shares. The number of shares of Series C Preferred authorized shall be One (1) share.

C.Dividends. From and after the date of issuance of initial share of Series C Preferred Stock, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, in the annual amount equal to Forty-Nine (49%) Percent of the annual net profits of Enerev LLC (and any determined in accordance with GAAP (“Enerev Profit”), a wholly owned subsidiary of the Company. All accrued and accumulated dividends on Series C Preferred Stock shall be prior and in preference to any dividend on any junior securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any junior securities. The holder of each share of Series C Preferred Stock shall be entitled to receive an annual dividend equal to the Enerev Profit, payable within 60 days after the Company’s fiscal year end.

II.LIQUIDATION PREFERENCE

In the event of any sale, liquidation, dissolution, or winding up of Enerev LLC, or sale of substantially all of the assets of Enerev LLC (each a “Liquidating Event”), either voluntary or involuntary, the holders of record of shares of Series C Preferred shall be entitled to receive their respective distributive share of 49% of the net proceeds of said Liquidating Event determined in accordance with GAAP, plus any accrued and accumulated dividends.

III.REDEMPTION

The redemption price of the Series C Preferred by the Company shall be based on the same calculation used to determine the purchase price of Enerev LLC by the Company effective January 26, 2021. The Company may not redeem the Series C Preferred without first obtaining the unanimous written consent of the holders of Series C Preferred Stock.

IV.RANK

All shares of the Series C Preferred shall, with respect to (i) Company’s ownership interest in Enerev LLC and (ii) assets of Enerev LLC, rank senior to the Company's Common Stock, Series A and Series B Preferred Stock and any other class or series of capital stock of the Company hereafter created.

V.VOTING RIGHTS

Except as otherwise provided herein or as otherwise required by law, the Series C Preferred shall have no voting rights. However, as long as any shares of Series C Preferred are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Preferred, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of Series C Preferred, or (d) enter into any agreement with respect to any of the foregoing.

VI.PROTECTION PROVISIONS

So long as any shares of Series C Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series C Preferred Stock, (i) alter or change the rights, preferences, or privileges of the Series C Preferred Stock so as to affect adversely the holders of Series C Preferred Stock, (ii) liquidate, dissolve or wind-up the affairs of the Company or effect any Deemed Liquidation Event; (iii) amend, alter, or repeal any provision of the Bylaws of the Company or governance documents of Enerev LLC in a manner adverse to the Series C Preferred Stock; (iv) create or authorize the creation of, or issue any other security convertible into or exercisable for any equity security unless the same ranks junior to the Series C Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of Series C Preferred Stock; (v) purchase or redeem or pay any dividend on any capital stock prior to the Series C Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service; (vi) restructure, reorganize, convert, or otherwise alter the domicile, structure or tax classification of Enerev LLC; (vii) sell, transfer, license, lease, or otherwise dispose of, in any transaction or series of related transactions, any assets of Enerev LLC outside the ordinary course of business, other than in a Liquidating Event; or (viii) agree or commit to do any of the foregoing.

VII.MISCELLANEOUS

A.Status of Redeemed Stock. In case any shares of Series C Preferred shall be redeemed or otherwise repurchased, reacquired or returned for cancellation, the shares so redeemed, repurchased, reacquired or returned for cancellation shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series C Preferred.

B.Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction, or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Company, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation) , the Company shall execute and deliver new Preferred Stock Certificates .

C.Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders granted hereunder may be waived as to all shares of Series C Preferred (and the holders thereof) upon the unanimous written consent of the Holders.

D.Amendment. No provision of this Certificate of Designation may be amended, modified, or waived except by an instrument in writing executed by the Corporation and the unanimous written consent of the holders of Series C Preferred Stock

E.Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Company:

Solar Integrated Roofing Corp 1475 N. Cuyamaca Street

El Cajon, CA 92020

Attn: David Massey, CEO

If to the Holders, to the address listed in the Company's books and records.

Exhibit B

DESIGNATIONS, PREFERENCES AND RIGHTSOF SERIES D PREFERRED STOCK,

$0.00001 PAR VALUE PER SHARE

I.DESIGNATION AND AMOUNT: DIVIDENDS

A.Designation. The designation of said series of preferred stock shall be SERIES D Convertible Preferred Stock, $0.00001 par value per share (the "SERIES D Preferred").

B.Number of Shares. The number of shares of SERIES D Preferred authorized shall be Forty (40) shares.

C.Dividends. From and after the date of issuance of initial share of SERIES D Preferred Stock, cumulative dividends on such Share shall accrue, whether or not declared by the Board and whether or not there are funds legally available for the payment of dividends, in the annual amount equal to Forty (40%) Percent of the annual net profits of Kinetic Investments, Inc. dba Future Home Power (and any determined in accordance with GAAP (“FHP Profit”), a wholly owned subsidiary of the Company. All accrued and accumulated dividends on SERIES D Preferred Stock shall be prior and in preference to any dividend on any junior securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made, on any junior securities. The holder of each share of SERIES D Preferred Stock shall be entitled to receive an annual dividend equal to the FHP Profit, payable within 60 days after the Company’s fiscal year end.

II.LIQUIDATION PREFERENCE

In the event of any sale, liquidation, dissolution, or winding up of Kinetic Investments, Inc. dba Future Home Power, or sale of substantially all of the assets of Kinetic Investments, Inc. dba Future Home Power (each a “Liquidating Event”), either voluntary or involuntary, the holders of record of shares of SERIES D Preferred shall be entitled to receive their respective distributive share of 40% of the net proceeds of said Liquidating Event determined in accordance with GAAP, plus any accrued and accumulated dividends.

III.REDEMPTION

The redemption price of the SERIES D Preferred by the Company shall be based on the same calculation used to determine the purchase price of Kinetic Investments, Inc. dba Future Home Power by the Company effective June 1, 2021. The Company may not redeem the SERIES D Preferred without first obtaining the unanimous written consent of the holders of SERIES D Preferred Stock.

IV.RANK

All shares of the SERIES D Preferred shall, with respect to (i) Company’s ownership interest in Kinetic Investments, Inc. dba Future Home Power and (ii) assets of Kinetic Investments, Inc. dba Future Home Power, rank senior to the Company's Common Stock, Series A, Series B, and Series C Preferred Stock and any other class or series of capital stock of the Company hereafter created.

V.VOTING RIGHTS

Except as otherwise provided herein or as otherwise required by law, the SERIES D Preferred shall have no voting rights. However, as long as any shares of SERIES D Preferred are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the SERIES D Preferred, (a) alter or change adversely the powers, preferences or rights given to the SERIES D Preferred, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (c) increase the number of authorized shares of SERIES D Preferred, or (d) enter into any agreement with respect to any of the foregoing.

VI.PROTECTION PROVISIONS

So long as any shares of SERIES D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of SERIES D Preferred Stock, (i) alter or change the rights, preferences, or privileges of the SERIES D Preferred Stock so as to affect adversely the holders of SERIES D Preferred Stock, (ii) liquidate, dissolve or wind-up the affairs of the Company or effect any Deemed Liquidation Event; (iii) amend, alter, or repeal any provision of the Bylaws of the Company or governance documents of Kinetic Investments, Inc. dba Future Home Power in a manner adverse to the SERIES D Preferred Stock; (iv) create or authorize the creation of, or issue any other security convertible into or exercisable for any equity security unless the same ranks junior to the SERIES D Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of SERIES D Preferred Stock; (v) purchase or redeem or pay any dividend on any capital stock prior to the SERIES D Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service; (vi) restructure, reorganize, convert, or otherwise alter the domicile, structure or tax classification of Kinetic Investments, Inc. dba Future Home Power; (vii) sell, transfer, license, lease, or otherwise dispose of, in any transaction or series of related transactions, any assets of Kinetic Investments, Inc. dba Future Home Power outside the ordinary course of business, other than in a Liquidating Event; or (viii) agree or commit to do any of the foregoing.

VII.MISCELLANEOUS

A.Status of Redeemed Stock. In case any shares of SERIES D Preferred shall be redeemed or otherwise repurchased, reacquired or returned for cancellation, the shares so redeemed, repurchased, reacquired or returned for cancellation shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as SERIES D Preferred.

B.Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction, or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Company, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation) , the Company shall execute and deliver new Preferred Stock Certificates .

C.Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders granted hereunder may be waived as to all shares of SERIES D Preferred (and the holders thereof) upon the unanimous written consent of the Holders.

D.Amendment. No provision of this Certificate of Designation may be amended,

modified, or waived except by an instrument in writing executed by the Corporation and the unanimous written consent of the holders of SERIES D Preferred Stock

E.Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Company:

Solar Integrated Roofing Corp 1475 N. Cuyamaca Street

El Cajon, CA 92020

Attn: David Massey, CEO

If to the Holders, to the address listed in the Company's books and records.